Exhibit 99.1

Synergy Pharmaceuticals Announces Positive Trial Results with Dolcanatide in Patients with Ulcerative Colitis, Confirming the Role of Uroguanylin in Inflammatory Bowel Disease

New York, N.Y., January 11, 2016 - Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced positive phase 1b data with its second uroguanylin analog, dolcanatide, in a double-blind, placebo-controlled, four-week study evaluating 28 patients with mild-to-moderate ulcerative colitis. Analysis of the data indicates clear signals of improvement in dolcanatide-treated patients compared with placebo-treated patients. Dolcanatide was also safe and well tolerated.

“It is always encouraging when clear signals of efficacy are observed in a short-term, placebo-controlled trial such as this,” said Patrick Griffin, MD, EVP and Chief Medical Officer of Synergy Pharmaceuticals, “These data clearly support what we have already observed in multiple pre-clinical models of inflammatory bowel disease. Given these promising results, we are excited to move this dolcanatide program forward into the next phase of clinical development.”

“This successful proof-of-concept study with dolcanatide clearly demonstrates the utility of our uroguanylin-based platform in inflammatory bowel disease and opens the opportunity for us to evaluate areas beyond functional GI disorders,” said Gary S. Jacob, Ph.D., Chairman and CEO of Synergy. “This is a major milestone achievement in what we expect to be a transformative year for Synergy. We remain on-track to file our first NDA with plecanatide for CIC this month and our second NDA with plecanatide for IBS-C by the end of this year. I congratulate our team as it remains focused on flawless execution across all areas of our business and I look forward to a very exciting and successful 2016.”

About Dolcanatide

Synergy has pioneered discovery, research and development efforts involving uroguanylin analogs for the treatment of inflammatory bowel disease and functional gastrointestinal disorders.  Dolcanatide was designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. Synergy previously demonstrated in a number of preclinical models the potential anti-inflammatory role of uroguanylin and uroguanylin analogs in colitis.  In these earlier animal studies, oral treatment with dolcanatide was shown to ameliorate DSS- and TNBS-induced acute colitis in murine models.  Uroguanylin analog treatment was also shown to ameliorate spontaneous colitis in T-cell receptor alpha knockout mice. Synergy is presently evaluating how best to move dolcanatide forward in clinical development to treat ulcerative colitis.

About Synergy Pharmaceuticals

Synergy Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. Our proprietary platform technology is based on uroguanylin - a naturally occurring human GI peptide that plays an important role in regulating healthy GI activity. Plecanatide is our first uroguanylin analog currently in late-stage development for both chronic idiopathic constipation and irritable bowel syndrome with constipation. Dolcanatide, Synergy’s second uroguanylin analog in clinical development, is presently being explored for ulcerative colitis. For more information, please visit www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2014 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Company Contact:

Gem Hopkins

VP, Investor Relations and Corporate Communications

(212) 584-7610

ggokmen@synergypharma.com